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                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2006

                                                            Principal
                                                            Amount or     Fair
                                                              Shares      Value
                                                            ---------   --------
Common Stocks - 43.26%
   Materials and Processing - 3.05%
      Phelps Dodge Corp.                                        3,800   $306,014
      Bunge Limited                                             3,000    167,130
      Washington Group International                            3,000    172,170
   Aerospace - 4.56%
      Boeing Company                                            3,200    249,376
      Cummins, Inc.                                             2,400    252,240
      Rockwell Collins, Inc.                                    4,300    242,305
      United Technologies, Corp.                                3,800    220,286
   Consumer Discretionary - 3.41%
      Federated Dept Stores, Inc.                               3,100    226,300
      Polo Ralph Lauren Corp. CI A                              4,700    284,867
      Starwood Hotels & Resorts Worldwide                       3,100    209,963
   Consumer Staples - 2.64%
      Colgate-Palmolive Co.                                     3,200    182,720
      Dean Foods Co.(1)                                         5,200    201,916
      General Mills                                             3,400    172,312
   Health Care-1.99%
      Triad Hospitals Inc.(1)                                   4,600    192,740
      Sybron Dental Specialties(1)                              5,500    226,820
   Other Energy - 4.67%
      Apache Corporation                                        2,806    183,821
      Arch Coal                                                 2,600    197,444
      Baker Hughes                                              3,600    246,240
      Unit Corp                                                 3,300    183,975
      Noble Energy Inc.                                         4,000    175,680
   Integrated Oils - .86%
      Exxon Mobil Corp.                                         3,000    182,580
   Financial Services - 8.02%
      American Express                                          3,500    183,925
      Wachovia Corp.                                            3,200    179,360
      Citigroup, Inc.                                           4,299    203,042
      Nuveen Investments                                        3,900    187,785
      JP Morgan Chase & Co.                                     5,388    244,356
      Legg Mason                                                2,250    281,993
      Prudential Financial, Inc.                                3,100    235,011
      Zions Bancorporation                                      2,400    198,552
  Technology - 5.58%
      Anteon International Corp.(1)                             5,000    272,800

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2006

                                                           Principal
                                                           Amount or      Fair
                                                             Shares      Value
                                                           ---------   ---------
Common Stocks - 43.26%, continued
   Technology - 5.58%, continued
      Harris Corp.                                             5,900     279,011
      IBM                                                      2,300     189,681
      Microsoft Corp.                                          6,800     185,028
      Motorola, Inc.                                          11,000     252,010
   Utilities - 3.49%
      Alltel                                                   3,000     194,250
      Exxon Coporation                                         3,300     174,570
      Oneok, Inc.                                              6,300     203,175
      Valor Communications                                    12,600     165,816
   Auto & Transportation - 3.19%
      Burlington Northern Santa Fe                             3,700     308,321
      Alexander & Baldwin                                      3,800     181,184
      Nordic American Tanker                                   6,400     184,704
   Multi-Sector Companies - 1.80%
      Eaton Corp.                                              2,600     189,722
      General Electric Co.                                     5,500     191,290
                                                                       ---------
      Total Common Stocks (cost $6,531,272)                            9,142,485
                                                                       ---------
Real Estate Investment Trust - 2.73%
   Residential - .56%
      Archstone Smith Trust                                    1,200      58,524
      Equity Residential Sh Ben Int                            1,300      60,827
   Retail - .59%
      Simon Property Group Inc.                                  700      58,898
      Kimco Realty Corp.                                       1,600      65,024
   Specialty - .28%
      Rayonier Inc.                                            1,289      58,743
   Healthcare - .22%
      Health Care Property Investors, Inc.                     1,600      45,440
   Industrial/Office - .81%
      Boston Properties Inc.                                     700      65,275
      Equity Office Properties Trucom                          1,400      47,012
      Prologis TR Sh Ben Int                                   1,100      58,850
   Diversified - .27%
      Vornado Realty TR Sh Ben Int                               600      57,600
                                                                       ---------
      Total Real Estate Investment Trusts (cost $246,033)                576,193
                                                                       ---------

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2006

                                                             Principal
                                                             Amount or     Fair
                                                               Shares     Value
                                                             ---------   -------
Preferred Stock - 1.76%
   Financial Services
      Lehman Bros. Holdings Pfd. 1/100 SER G                     7,700   195,965
   Consumer Discretionary
      CBS Corp. New 7.25%                                        7,000   175,700
                                                                         -------
      Total Preferred Stock (cost $378,459)                              371,665
                                                                         -------
Municipal Bonds - 51.35%
   ALABAMA - 2.43%
      Alabama Priv CLG & Univ. Tuskegee
         5.500% due 09/01/07                                   500,000   514,030
   ARKANSAS - .26%
      Springdale Ark Sales & Use Tax
         4.000% due 07/01/16                                    55,000    54,336
   CALIFORNIA - 1.52%
      Long Beach Calif.
         5.000% due 05/01/28                                   300,000   322,134
   COLORADO - 3.59%
      Colorado Ed. & Cultural
         6.875% due 12/15/20                                   250,000   267,910
      Colorado Ed. & Cultural
         5.250% due 04/01/11                                   100,000   101,441
      Colorado Ed. & Cultural
         5.750% due 06/01/16                                   100,000   109,193
      High Plains Met Dist.
         4.375% due 12/01/15                                   290,000   280,984
   FLORIDA - 4.72%
      North Miami Health Fac. Rev. Catholic
         5.400% due 08/15/07                                   375,000   384,371
      Volusia City Health Fac.
         6.000% due 06/01/12                                   600,000   612,912
   GEORGIA - 2.03%
      Fairburn Combined Utilities GA
         5.375% due 10/01/13                                   250,000   259,450
      Summerville, GA Pub
         5.000% due 01/01/11                                    75,000    76,969
      Valdosta & Lowndnes Cty Hosp.
         5.500% due 10/01/14                                    85,000    92,474

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2006

                                                             Principal
                                                             Amount or     Fair
                                                               Shares     Value
                                                             ---------   -------
Municipal Bonds - 51.35% continued
   ILLINOIS - 6.12%
      Gilberts, IL Spl Svc.
         4.250% due 03/01/12                                    50,000    50,825
      Illinois Dev Fin Auth
         5.700% due 07/01/12                                   190,000   193,471
      Illinois Health Fac. Auth.
         6.000% due 02/15/11                                   500,000   518,105
      Maywood, IL
         5.500% due 01/01/16                                   250,000   269,155
      Oak Lawn, IL
         5.000% due 12/01/23                                   250,000   262,222
   INDIANA - .72%
      Indiana St. Edl Facs
         5.400% due 10/01/13                                   150,000   152,403
   LOUISIANA - 3.20%
      Louisiana Housing
         6.000% due 09/01/15                                   670,000   675,457
   MARYLAND - .76%
      Baltimore Convention Ctr.
         5.000% due 09/01/14                                   150,000   160,392
   MINNESOTA - 5.45%
      Goodhue Cnty MN EDA Lease
         5.600% due 02/01/10                                   250,000   255,715
      Minnesota St.
         5.000% due 09/15/18                                   180,000   182,113
      Minnesota St. Higher
         5.250% due 10/01/19                                   100,000   106,477
      University Minn
         5.750% due 07/01/18                                   400,000   462,152
      Woodbury Minn Partn
         4.600% due 02/01/26                                   150,000   144,692
   MISSOURI - 3.18%
      Clay Cnty Mo Reorg Sch Dist
         5.000% due 03/01/15                                   300,000   322,137
      Missouri Health and Ed Fac
         5.550% due 02/01/09                                   200,000   206,524
      Missouri St. Environmental Impt
         5.000% due 01/01/11                                   135,000   142,568

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2006

                                                         Principal
                                                         Amount or       Fair
                                                           Shares       Value
                                                         ---------   -----------
Municipal Bonds - 51.35% continued
   MONTANA - 1.43%
      Montana St. Dept. Transn Rev
         5.000% due 06/01/20                               285,000       301,279
   NORTH DAKOTA - 1.63%
      North Dakota St. Bldg. Auth.
         5.250% due 12/01/13                               330,000       345,064
   PENNSYLVANIA - 4.93%
      Latrobe IDA St. Vincent
         5.375% due 05/01/13                               250,000       264,235
      Montgomery County PA IDA
         5.625% due 11/15/12                               500,000       514,780
      Pennsylvania St. Higher Ed.
         4.750% due 08/01/15                               250,000       263,348
   SOUTH DAKOTA - .80%
      South Dakota St. Health
         4.500% due 04/01/12                               175,000       169,858
   TEXAS - 2.12%
      Austin, Tex Pub/lmpt
         4.750% due 09/01/20                               100,000       102,099
      Bexar Cnty, TX Hsg. Fin. Corp.
         5.625% due 12/01/11                               210,000       215,290
      Northside Tex Indpt Sch Dist
         5.000% due 02/15/18                               125,000       131,545
   WASHINGTON - 2.28%
      Kent Wash Loc Impt Dist
         4.650% due 12/12/19                               300,000       287,271
      Marysville Wash Wtr & Swr Rev
         4.400% due 04/01/25                               200,000       194,226
   WISCONSIN - 4.17%
      Douglas Cnty Wisonsin
         5.000% due 02/01/17                               250,000       266,673
      Wisconsin Health & Ed. Sinai
         5.500% due 08/15/08                               600,000       615,540
                                                                     -----------
         Total Municipal Bonds (cost $10,726,372)                     10,851,820
                                                                     -----------
         Total (cost $17,875,199)                                    $20,942,163
                                                                     ===========

NOTE: Percentages indicated are based on net assets of $21,132,698 at March 31, 2006.

(1)  Indicates non-income producing secuity.